                                                                    Exhibit 10.2

================================================================================

                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

                           Dated as of August 5, 2005

                                      among

                        OPTION ONE MORTGAGE CORPORATION,
                                as the Servicer,

                     OPTION ONE LOAN WAREHOUSE CORPORATION,
                                as the Depositor,

                         OPTION ONE OWNER TRUST 2003-4,
                                 as the Issuer,

                    FALCON ASSET SECURITIZATION CORPORATION,
                     JUPITER SECURITIZATION CORPORATION, and
                   PREFERRED RECEIVABLES FUNDING CORPORATION,
                           as the Conduit Purchasers,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                          as the Committed Purchasers,

                                       and

                            JPMORGAN CHASE BANK, N.A.
          (successor by merger to Bank One, NA (Main Office Chicago)), as the Note Agent

================================================================================

                                TABLE OF CONTENTS

                                                                                          PAGE
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
ARTICLE I DEFINITIONS..................................................................     1
   SECTION 1.01. Defined Terms.........................................................     1
   SECTION 1.02. Accounting Terms; Other Terms.........................................     5
   SECTION 1.03. Other Rules of Construction...........................................     5
   SECTION 1.04. Computation of Time Periods...........................................     5

ARTICLE II PURCHASE AND SALE; PURCHASE COMMITMENT......................................     6
   SECTION 2.01. Purchase and Sale of the Note.........................................     6
   SECTION 2.02. [Reserved]............................................................     6
   SECTION 2.03. Increases and Decreases in the Note Principal Balance; Decreases in
                 the Maximum Note Principal Balance....................................     6
   SECTION 2.04. Fees..................................................................     7
   SECTION 2.05. Extension of Term.....................................................     7
   SECTION 2.06. Calculation and Payment of Monthly Interest...........................     8
   SECTION 2.07. Increased Costs.......................................................     9
   SECTION 2.08. Increased Capital.....................................................     9
   SECTION 2.09. Taxes.................................................................    10

ARTICLE III CLOSING....................................................................    13
   SECTION 3.01. Closing...............................................................    13
   SECTION 3.02. Transactions to be Effected at the Closing............................    13

ARTICLE IV PURCHASER CONDITIONS PRECEDENT..............................................    13
   SECTION 4.01. Conditions Precedent to the Purchase of the Note......................    13
   SECTION 4.02. Conditions Precedent to Principal Balance Increases...................    15

ARTICLE V REPRESENTATIONS AND WARRANTIES...............................................    16
   SECTION 5.01. Representations and Warranties of the Depositor.......................    16
   SECTION 5.02. Representations and Warranties of the Servicer........................    18
   SECTION 5.03. Representations and Warranties of the Issuer..........................    20
   SECTION 5.04. Representations and Warranties of the Note Agent and the Purchasers...    22

ARTICLE VI COVENANTS OF THE ISSUER, THE DEPOSITOR AND THE SERVICER.....................    22
   SECTION 6.01. Covenants of the Issuer, the Depositor and the Servicer...............    22
   SECTION 6.02. Reporting Requirements of the Depositor and the Servicer..............    23
   SECTION 6.03. Optional Repurchase...................................................    24
   SECTION 6.04. Change in Name; Jurisdiction of Organization..........................    24

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
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
ARTICLE VII INDEMNIFICATION............................................................    24
   SECTION 7.01. Indemnification by the Depositor and the Servicer.....................    24
   SECTION 7.02. Costs and Expenses....................................................    25

ARTICLE VIII THE NOTE AGENT............................................................    26
   SECTION 8.01. Authorization and Action..............................................    26
   SECTION 8.02. Note Agent's Reliance, Etc............................................    27
   SECTION 8.03. Note Agent and Affiliates.............................................    27
   SECTION 8.04. Purchase Decision.....................................................    27
   SECTION 8.05. Indemnification.......................................................    28
   SECTION 8.06. Successor Note Agent..................................................    28

ARTICLE IX MISCELLANEOUS...............................................................    28
   SECTION 9.01. Amendments, Etc.......................................................    28
   SECTION 9.02. Notices, Etc..........................................................    29
   SECTION 9.03. No Waiver; Remedies...................................................    29
   SECTION 9.04. Binding Effect; Assignability.........................................    29
   SECTION 9.05. Note as Evidence of Indebtedness......................................    30
   SECTION 9.06. Governing Law.........................................................    31
   SECTION 9.07. No Proceedings........................................................    31
   SECTION 9.08. Execution in Counterparts; Severability...............................    32
   SECTION 9.09. No Recourse...........................................................    32
   SECTION 9.10. Confidentiality.......................................................    33
   SECTION 9.11. Limitation on Liability...............................................    33

SCHEDULES AND EXHIBITS

Schedule I  Commitments

Schedule II Notice Addresses

     THIS AMENDED AND RESTATED NOTE PURCHASE AGREEMENT amends and restates, effective as of August 5, 2005, that certain Note Purchase Agreement dated as of August 8, 2003, among OPTION ONE MORTGAGE CORPORATION, A California corporation, as Servicer, OPTION ONE LOAN WAREHOUSE CORPORATION, a Delaware corporation, as Depositor, OPTION ONE OWNER TRUST 2003-4, a Delaware business trust, as the Issuer, FALCON ASSET SECURITIZATION CORPORATION, a Delaware corporation ("Falcon"), JUPITER SECURITIZATION CORPORATION, a Delaware corporation ("Jupiter") PREFERRED RECEIVABLES FUNDING CORPORATION, a Delaware corporation ("PREFCO") (Falcon, Jupiter and PREFCO being collectively referred to as the "Conduit Purchasers" and each, individually, a "Conduit Purchaser"), THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME, as committed purchasers (the "Committed Purchasers" and, together with the Conduit Purchaser, the "Purchasers") and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) a national banking association ("JPMorgan"), as agent (the "Note Agent") for the Purchasers and the other "Owners" (as defined below), as the same has heretofore been amended.

     In consideration of the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01. Defined Terms. As used herein, the following terms shall have the meanings specified below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement or the Indenture, as the case may be.

     "Act" means the Securities Act of 1933, as amended.

     "Additional Amounts" means, for each Accrual Period, an amount equal to the sum of (i) the aggregate amount payable to all Affected Parties pursuant to Sections 2.07, 2.08 and 2.09 in respect of such Accrual Period and (ii) the aggregate of such amounts with respect to prior Accrual Periods which remain unpaid.

     "Adjusted LIBO Rate" shall have the meaning specified in the Pricing Side Letter.

     "Affected Party" means each Purchaser, the Note Agent, each Liquidity Provider, and any permitted assignee of any Purchaser or any Liquidity Provider.

     "Agreement" or "Note Purchase Agreement" means this note purchase agreement and any supplements, amendments, exhibits and schedules hereto.

     "Asset Purchase Agreement" means any one or more asset purchase, transfer or similar liquidity agreement, entered into at any time pursuant to which a Purchaser may from time to time assign part or all of its interests in the Note held by such Purchaser to a Liquidity Provider, as such agreements may be amended, restated, supplemented or modified from time to time.

     "Breakage Costs" means, for each Owner for each funding period, to the extent that an Owner is funding the maintenance of its investment in the Note during such funding period through the issuance of Commercial Paper Notes or at the Adjusted LIBO Rate, during which the amount of such investment is reduced (in whole or in part) prior to the end of the period for which it was originally scheduled to remain outstanding (the amount of such reduced investment being referred to as the "Allocated Amount"), the excess of (i) the sum of (a) the discount or interest that would have accrued on the Allocated Amount during the remainder of such funding period if such reduction had not occurred and (b) other costs and expenses incurred by such Owner as a result of such reduction (including costs incurred due to the related early termination of any agreement entered into for the purpose of hedging such Owner's obligations under this Agreement) over (ii) the net income scheduled to be received by such Owner from investing the Allocated Amount for the remainder of such funding period, it being understood that in investing such Allocated Amount such Owner will, but without limitation to its discretion, endeavor to minimize the associated Breakage Costs.

     "Business Day" means a day that is (i) a "Business Day" as such term is defined in the Sale and Servicing Agreement and (ii) when used in connection with the Adjusted LIBO Rate, a day other than a day on which banking institutions in London, England, trading in Dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed.

     "Closing" shall have the meaning specified in Section 3.01.

     "Closing Date" shall have the meaning specified in Section 3.01.

     "Collection Date" means the earliest Business Day following the termination (as opposed to suspension) of the Revolving Period on which the Note Principal Balance shall have been reduced to zero and all Monthly Interest and all other amounts due to the Owners shall have been paid in full.

     "Commercial Paper Notes" means short-term promissory notes issued or to be issued by a Conduit Purchaser to fund its investments in accounts receivable and other financial assets.

     "Commitment" means with respect to each Committed Purchaser on any date, the dollar amount set forth next to such Committed Purchaser's name on Schedule I hereto, as such amount may be reduced pursuant to Section 2.03 and as such amount may be increased from time to time on terms and conditions acceptable to the Depositor and such Committed Purchaser in its sole discretion; provided, that upon any other Person becoming a Committed Purchaser hereunder as a result of any assignment pursuant to Section 9.04, the Commitment of the assigning Committed Purchaser as in effect immediately prior to such assignment shall be allocated as between the assigning Committed Purchaser and such assignee Committed Purchaser as such Persons shall so designate in a notice to the Note Agent, and thereafter such respective allocated amounts shall be such Committed Purchasers' respective Commitments.

     "Commitment Termination Date" means October 4, 2005, as such date may be extended in accordance with Section 2.05.

     "Committed Purchaser" shall have the meaning specified in the Preamble hereto.

     "Conduit Purchaser" shall have the meaning specified in the Preamble hereto.

     "Depositor" means Option One Loan Warehouse Corporation, in its capacity as depositor under the Sale and Servicing Agreement.

     "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Excluded Taxes" shall have the meaning specified in Section 2.09(a).

     "Fee Letter" means the letter agreement, dated as of the Closing Date, among the Depositor, the Servicer, and the Note Agent, regarding certain fees payable under or in connection with this Agreement, as the same may be amended, restated, supplemented or otherwise modified form time to time.

     "Fees" shall have the meaning specified in Section 2.04 hereof.

     "Governmental Actions" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Governmental Rules" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

     "Increase Date" shall have the meaning specified in Section 2.03(c).

     "Indenture" means the Indenture, dated as of August 8, 2003, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     "Indenture Trustee" means Wells Fargo Bank Minnesota, National Association, a national banking association, in its capacity as trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

     "Interpretation" as used in Sections 2.07 and 2.08 with respect to any law or regulation, means the interpretation or application of such law or regulation by any Governmental Authority (including any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government), central bank, accounting standards board (including the Financial Accounting Standards Board), financial services industry advisory body or any comparable entity.

     "Issuer" means Option One Owner Trust 2003-4, a Delaware business trust.

     "JPMorgan" means JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), a national banking association.

     "LIBO Rate" shall have the meaning specified in the Pricing Side Letter.

     "Liquidity Provider" means a financial institution providing liquidity support to or for the account of any Conduit Purchaser pursuant to or in connection with an Asset Purchase Agreement.

     "Losses" shall have the meaning specified in Section 7.01(a).

     "Maximum Note Principal Balance" shall have the meaning specified in the Pricing Side Letter.

     "Monthly Interest" means with respect to any Payment Date, an amount equal to the sum of (i) the product of (a) the Note Interest Rate in effect with respect to the Accrual Period ending immediately prior to such Payment Date, (b) the average daily Note Principal Balance during such Accrual Period, and (c) a fraction the numerator of which is the actual number of days in such Accrual Period and the denominator of which is 360, plus (ii) all Breakage Costs incurred by Owners during the immediately preceding Accrual Period, plus (iii) all Fees owed to the Note Agent and the Owners for the Accrual Period ending immediately prior to such Payment Date.

     "Note" means the Option One Owner Trust 2003-4 Mortgage-Backed Note issued by the Issuer pursuant to the Indenture.

     "Note Interest Rate" shall have the meaning specified in the Pricing Side Letter.

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment or deposit required to be made hereunder, under the Sale and Servicing Agreement or the Indenture or from the execution, delivery or registration of, or otherwise with respect to, any of the foregoing.

     "Owner" means each Purchaser, each Liquidity Provider, and all other owners by assignment, participation or otherwise of the Note or any interest therein.

     "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement.

     "Principal Balance Increase" shall have the meaning specified in Section 2.03.

     "Purchaser" shall have the meaning specified in the preamble hereto.

     "Required Owners" means, at any time, those Owners owning interests in the Note aggregating 66-2/3% of the Note Principal Balance at such time.

     "Sale and Servicing Agreement" means the Amended and Restated Sale and Servicing Agreement, dated as of August 5, 2005, among the Issuer, the Depositor, the Servicer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Taxes" shall have the meaning specified in Section 2.09(a).

     "Transferee" shall have the meaning specified in Section 9.04(d).

     "Trust Agreement" means the Trust Agreement dated as of August 8, 2003, between the Depositor and the Owner Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

     SECTION 1.02. Accounting Terms; Other Terms. All accounting terms used in this Agreement shall, unless otherwise specifically provided, have the meanings customarily given to them in accordance with generally accepted. United States accounting principles or United States regulatory accounting principles, as applicable, as in effect from time to time, and all financial computations hereunder shall, unless otherwise specifically provided, be computed in accordance with generally accepted United States accounting principles or United States regulatory accounting principles, as applicable, as in effect from time to time, consistently applied All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     SECTION 1.03. Other Rules of Construction. References in this Agreement to sections, schedules and exhibits are to sections of and schedules and exhibits to this Agreement unless otherwise indicated. The words "hereof", "herein", "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, Section or other subdivision hereof or attachment hereto. Words in the singular include the plural and in the plural include the singular. Unless the context otherwise requires, the word "or" is not exclusive. The word "including" shall be deemed to mean "including, without limitation". The Section and article headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person's successors and assigns and (ii) to any Governmental Rule or contract specifically defined or referred to herein shall be deemed references to such Governmental Rule or contract as the same may be supplemented, amended, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof.

     SECTION 1.04. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   ARTICLE II
                     PURCHASE AND SALE; PURCHASE COMMITMENT

     SECTION 2.01. Purchase and Sale of the Note. On the terms and subject to the conditions set forth in this Agreement (including, without limitation, the conditions precedent set forth in Article IV), and in reliance on the covenants, representations, warranties and agreements herein set forth, the Issuer agrees to sell, transfer and deliver to the Note Agent, for the benefit of the Purchasers, at the Closing, and the Purchasers agree to purchase from the Issuer, at the Closing, the Note.

     SECTION 2.02. [Reserved].

     SECTION 2.03. Increases and Decreases in the Note Principal Balance; Decreases in the Maximum Note Principal Balance.

     (a) Subject to the terms and conditions set forth in Section 4.02 hereof, the Conduit Purchasers may, in their sole discretion, and the Committed Purchasers shall during the Revolving Period, fund the applicable portion of any increase to the Note Principal Balance (a "Principal Balance Increase") requested by the Issuer from the Purchasers in accordance with the procedures described in Section 2.06 of the Sale and Servicing Agreement; provided, however, that at no time shall (i) the Principal Balance exceed the Maximum Principal Balance, or (ii) the Note Principal Balance allocable to any Committed Purchasers exceed such Committed Purchaser's Commitment.

     (b) Each request for a Principal Balance Increase shall be deemed to be a request that the Conduit Purchasers fund such Principal Balance Increase. To the extent a Conduit Purchaser elects not to fund its share of any Principal Balance Increase requested by the issuer, each related Committed Purchaser shall fund its pro rata share of the portion of such Principal Balance Increase allocated to such Conduit Purchaser. Each Conduit Purchaser shall provide prompt notice to the Note Agent if such Conduit Purchaser elects not to fund its share of a Principal Balance Increase (and the Note Agent shall forward such notice to the Servicer, the Depositor and the Issuer).

     (c) Upon the satisfaction of the conditions precedent set forth in Section
4.02 hereof on the date on which the Issuer has requested a Principal Balance Increase to occur (the "Increase Date"), each Purchaser funding a portion of the requested Principal Balance Increase shall deliver to the Note Agent funds in an amount equal to the portion of the Principal Balance Increase allocated to such Purchaser by the Note Agent. Upon its receipt of such funds, the Note Agent will remit such amount, in same day funds, to the Advance Account in accordance with the Sale and Servicing Agreement.

     (d) On any date, the Note Principal Balance may be decreased in accordance with the Sale and Servicing Agreement. Any such reductions to the Note Principal Balance and any such reductions on any other date to the Note Principal Balance shall be applied to reduce the Note Principal Balances allocated to the interests in the Note held by Purchasers hereunder as determined by the Note Agent, provided, that each such Purchaser which is a Committed Purchaser shall be allocated its pro rata share of any such reduction.

     (e) Notwithstanding anything to the contrary contained herein, if any Principal Balance Increase is not made on the date specified by the Issuer in its written request therefor delivered pursuant to Section 2.06 of the Sale and Servicing Agreement, the Issuer shall indemnify each Affected Party against any reasonable loss, cost or expense incurred by such Affected Party as a result of such occurrence, including, without limitation, any reasonable loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund such anticipated Principal Balance Increase; provided, however, that the Issuer shall not be obligated to indemnify the Affected Parties for such losses, costs or expenses if it provides notice to the Note Agent by no later than 11:00 a.m. on the Business Day immediately preceding the Increase Date of its request to cancel the proposed Principal Balance Increase or to reduce the amount of the proposed Principal Balance Increase.

     (f) At any time the Issuer may, upon at least 30 Business Days' prior written notice to the Note Agent, reduce the Maximum Note Principal Balance to an amount not less than the Note Principal Balance. Reductions of the Maximum Note Principal Balance pursuant to this subsection 2.03(f) shall be allocated to the aggregate Commitments of the Committed Purchasers pro rata based on their relative Commitments or as the Note Agent, each related Conduit Purchaser and each Committed Purchaser whose Commitment is to be reduced less than such respective amount may otherwise agree in writing; provided, however, that in the event the Note Agent makes a claim on behalf of any Purchaser for any amounts payable pursuant to Sections 2.07 or 2.06, the Issuer need only give 2 Business Days' prior written notice to the Note Agent to effect a reduction in the Maximum Note Principal Balance.

     SECTION 2.04. Fees. From and after the Closing Date until the Collection Date, the fees set forth in the Fee Letter (the "Fees") shall be paid in accordance with Section 5.04 of the Indenture.

     SECTION 2.05. Extension of Term.

     (a) The Issuer may, at any time during the period which is not less than 45 days and not more than 75 days prior to the Commitment Termination Date then in effect hereunder (as such date may have previously been extended pursuant to this Section 2.05, the "Existing Termination Date"), request that the Existing Termination Date be extended for an additional 364 days from the Existing Termination Date. Any such request shall be in writing and delivered to the Note Agent (which shall then deliver it to each Committed Purchaser), and shall be subject to the following conditions: (i) at no time will this Agreement have a remaining term of more than 364 days and, if any such request would result in a remaining term of more than 364 days, such request shall be deemed to have been made for such number of days so that, after giving effect to such extension on the date requested, such remaining term will not exceed 364 days, (ii) neither the Note Agent nor any Committed Purchaser shall have any obligation to extend the Commitment Termination Date at any time, and (iii) any such extension shall be effective only upon the written agreement of the Note Agent, the applicable Committed Purchaser, the Depositor, the Issuer and the Servicer. Each Committed Purchaser, acting in its sole discretion, shall, by written notice to the Note Agent (which shall notify the Issuer and the other Purchasers) given on or before the date (herein, the "Consent Date") that is 30 days prior to Existing Termination Date (except that, if such date is not a Business Day, the Consent Date shall be the next succeeding Business Day), advise the Note Agent whether or not such

Committed Purchaser intends to extend the Existing Termination Date; provided, that each Committed Purchaser that determines not to extend the Existing Termination Date (a "Nonextending Committed Purchaser") shall notify the Note Agent (which shall notify the Issuer and the, other Purchasers) of such fact within 30 days of the Issuer's request for the extension of the Existing Termination Date; provided, further, however, that any Committed Purchaser that does not advise the Note Agent of its decision whether or not to extend the Existing Termination Date on or before the Consent Date shall be deemed to be, a Non-extending Committed Purchaser.

     (b) The Note Agent shall have the right on the Existing Termination Date to replace any Committed Purchaser with, and/or otherwise add to this Agreement, one or more other Committed Purchasers (which may include any existing Committed Purchaser; each such Person prior to the Existing Termination Date, an "Additional Committed Purchaser") (but only with the prior written consent of the Issuer which consent shall not be unreasonably withheld or delayed) each of which Additional Committed Purchasers shall, effective as of the Existing Termination Date, undertake a commitment to fund Principal Balance Increases in accordance with Section 2.03(b) hereof (and, if any such Additional Committed Purchaser is already a Committed Purchaser, its Commitment shall bee increased by the applicable amount on such date). If the Note Agent is unable to replace a Non-extending Committed Purchaser, then on the Existing Termination Date the Maximum Principal Balance shall be reduced to an amount equal to the aggregate of the Commitments of the Committed Purchasers which have extended their respective Commitments in accordance with Section 2.05(a) above.

     SECTION 2.06. Calculation and Payment of Monthly Interest.

     (a) The amount of interest payable on each Payment Date in respect of the Note shall equal the Monthly Interest for such Payment Date. The Note Agent shall notify the Servicer, the Owner Trustee, the Indenture Trustee and the Purchasers of the Monthly Interest for the related Payment Date and the Note Interest Rate for the related Accrual Period on or before the Business Day immediately following the end of such Accrual Period.

     (b) Out of the Monthly Interest received by the Note Agent for each Accrual Period as contemplated in Section 8.01(b), the Note Agent shall remit to each Owner an amount of interest equal to the product of (i) the Note Interest Rate applicable to such Owner for such Accrual Period and (ii) such Owner's allocable share of the Note Principal Balance during such Accrual Period, plus the amount of any Breakage Costs and Fees applicable to such Owner in respect of such Payment Date.

     (c) All computations of interest and other amounts under this Agreement shall be made on the basis of a year of 360 days and the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

     SECTION 2.07. Increased Costs.

     (a) If due to the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the Interpretation of any law, regulation or accounting principle or the imposition of any guideline or request from any central bank or other Governmental Authority after the date hereof, there shall be an increase in the cost to an Affected Party of making, funding or maintaining any investment in the Note or any interest therein or of agreeing to purchase or invest in the Note or any interest therein, as the case may be (other than by reason of any Interpretation of or change in laws or regulations relating to Taxes or Excluded Taxes), such Affected Party shall promptly submit to the Depositor, the Servicer and the Note Agent a certificate setting forth in reasonable detail, the calculation of such increased costs incurred by such Affected Party. In determining such amount, such Affected Party may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Party in determining amounts of this type. The amount of increased costs set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Additional Amounts for (i) the first full Accrual Period immediately succeeding the date on which the certificate specifying the amount owing was delivered and (ii) to the extent remaining outstanding, each Accrual Period thereafter until paid in full, and shall be paid to the Note Agent pursuant to Section 5.04 of the Indenture. The Note Agent shall, out of amounts received by it (as contemplated in Section 8.01(b)) in respect of the Additional Amounts on any Payment Date (as contemplated in Section 8.01(b)), pay to each Affected Party, any increased costs due pursuant to this Section 2.07; provided, however, that if the amount distributable in respect of the Additional Amounts on any Payment Date is less than the aggregate amount payable to all Affected Parties pursuant to Sections 2.07, 2.08 and 2.09 for the corresponding Accrual Period, the resulting shortfall shall be allocated among such Affected Parties on a pro rata basis (determined by the amount owed to each). Failure on the part of any Affected Party to demand compensation for any amount pursuant to this Section for any period shall not constitute a waiver of such Affected Party's right to demand compensation for such period. For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of Company or Seller with the assets and liabilities of the Agent, any Financial Institution or any other Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section.

     (b) Each Owner agrees that it shall use its reasonable efforts to take (or cause any Affected Party claiming through such Owner to take) such steps as would eliminate or reduce the amount of any increased costs described in this
Section 2.07 incurred by such Owner or Affected Party; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Owner or Affected Party, such steps would be disadvantageous to such Owner or Affected Party or inconsistent with its internal policy and legal and regulatory restrictions.

     SECTION 2.08. Increased Capital.

     (a) If the introduction of or any change in or in the Interpretation of any law, regulation or accounting principle or the imposition of any guideline or request from any central bank or other Governmental Authority, in each case, after the date hereof, affects or would affect the amount of capital required or expected to be maintained by any Affected Party, and such Affected Party determines that the amount of such capital is increased as a result of (i) the existence of the Purchaser's agreement to make or maintain an investment in the Note or any interest therein and other similar agreements or facilities or (ii) the existence of any agreement by Affected Parties to make or maintain an investment in the Note or any interest therein or to fund any such investment and any other commitments of the same type, such Affected Party shall promptly submit to the Depositor, the Servicer and the Note Agent a certificate setting forth the additional amounts required to compensate such Affected Party in light of such circumstances. In determining such amount, such Affected Party may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Party in determining amounts of this type. The amount set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Additional Amounts for (i) the first full Accrual Period immediately succeeding the date on which the certificate specifying the amount owing was delivered and (ii) to the extent remaining outstanding, each Accrual Period thereafter until paid in full, and shall be ..paid to the Note Agent pursuant to Section 5.04 of the Indenture. The Note Agent shall, out of amounts received by it in respect of the Additional Amounts on any Payment Date (as contemplated in Section 8.01(b)), pay to each Affected Party any amount due pursuant to this Section, provided, however, that if the amount distributable in respect of the Additional Amounts on any. Payment Date is less than the aggregate amount payable to all Affected Parties pursuant to Sections 2.07, 2.08 and 2.09 for the corresponding Accrual Period, the resulting shortfall shall be allocated among such Affected Parties on a pro rata basis (determined by the amount owed to each). Failure on the part of any Affected Party to demand compensation for any amount pursuant to this Section 2.08 for any period shall not constitute a waiver of such Affected Party's right to demand compensation for such period. For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of Company or Seller with the assets and liabilities of the Agent, any Financial Institution or any other Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section.

     (b) Each Owner agrees that it shall use its reasonable efforts to take (or cause any Affected Party claiming through such Owner to take) such steps as would eliminate or reduce the amount of any increased costs described in this
Section 2.08 incurred by such Owner or Affected Party; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Owner or Affected Party, such steps would be disadvantageous to such Owner or Affected Party or inconsistent with its internal policy and legal and regulatory restrictions.

     SECTION 2.09. Taxes.

     (a) Subject to Section 2.09(d), any and all payments and deposits required to be made hereunder or under the Sale and Servicing Agreement or the Indenture by the Depositor or the Indenture Trustee to or for the benefit of the Note Agent or any Owner shall be made, to the extent allowed by law, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by any Governmental Authority, excluding, in the case of each Owner and the Note Agent, (i) taxes, levies, imposts, deductions, charges or withholdings imposed on, or measured by reference to, the net income of such Owner or the Note Agent, as applicable, franchise taxes imposed on such Owner or the Note Agent, as applicable (including, branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income), and any other taxes (other than withholding taxes not imposed by
Section 1446 of the Code and Other Taxes), levies, imposts, deductions, charges or withholdings based or imposed on income or the receipts or gross receipts of such Owner or the Note Agent, as applicable, in each case, by any of (A) the United States or any State thereof, (B) the state or foreign jurisdiction under the laws of which such Owner or the, Note Agent, as applicable, is organized, with which it has a present or former connection (other than solely by reason of this Agreement), or in which it is otherwise doing business or (C) any political subdivision thereof; (ii) any taxes, levies, imposts, duties, charges or fees to the extent of any credit or other benefit actually realized by such Note Agent or Owner, as applicable, as a result thereof; and (iii) any taxes, levies, imposts, duties, charges or fees imposed as a result of a change by the Note Agent or Owner, as applicable, of the office in which all or any part of its interest in the Note is acquired, accounted for or booked (all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to herein as "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to herein as "Taxes"). If the Depositor or the Indenture Trustee shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder to or for the benefit any Owner or the Note Agent, then, subject to Section 2.09(d), (i) such sum shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09), such Owner or the Note Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Depositor or the Indenture Trustee (as appropriate) shall make such deductions and (iii) the Depositor or the Indenture Trustee (as appropriate) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) Subject to Section 2.09(d), each Owner and the Note Agent shall be reimbursed for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts otherwise payable under this Section 2.09) paid by such Owner or the Note Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Each Owner and the Note Agent agrees to promptly notify the Depositor and the Servicer of any payment of such Taxes or Other Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment. In addition, in the event any Owner is required, in accordance with and pursuant to the terms of any agreement or other document providing liquidity support, credit enhancement or other similar support to such Owner in connection with the Note or the funding or maintenance of an interest therein, to compensate a bank or other financial institution in respect of taxes under circumstances similar to those described in this Section, then, subject to Section 2.09(d), such Owner shall be reimbursed for any such compensation so paid by it. A certificate as to the amount of any indemnification pursuant to this Section 2.09 submitted to the Depositor by such Owner or the Note Agent, as the case may be, setting forth in reasonable detail the basis for and the calculation thereof, shall (absent manifest error) be prima facie evidence as to such amount.

     (c) Within 30 days after the date of any payment of Taxes or Other Taxes, the Depositor (on behalf of the Issuer) will furnish to the Note Agent the original or a certified receipt evidencing payment thereof.

     (d) Any amounts payable to an Owner or the Note Agent pursuant to this Section shall be included in the Additional Amounts for (i) in the case of amounts payable pursuant to Section 2.09(a), the Accrual Period in respect of which the payment subject to withholding is made, (ii) in the case of amounts payable pursuant to Section 2.09(b), the first full Accrual Period immediately succeeding the date on which the certificate specifying the amount owing was delivered and (iii) in either case, to the extent remaining outstanding, each Accrual Period thereafter until paid in full, and shall be paid to the Note Agent pursuant to Section 5.04 of the Indenture. The Note Agent shall, out of amounts received by it in respect of the Additional Amounts on any Payment Date (as contemplated in Section 8.01(b)), pay to each Owner and itself, as applicable, any reimbursement due pursuant to this Section, provided, however, that if the amount distributable in respect of the Additional Amounts on any Payment Date is less than the aggregate amount payable to all Affected Parties pursuant to Sections 2.07, 2.68 and 2.09 for the corresponding Accrual Period, the resulting shortfall shall be allocated among such Affected Parties on a pro rata basis (determined by the amount owed to each).

     (e) The Note Agent and each Owner (i) that is organized under the laws of a jurisdiction outside the United States hereby agrees to complete, execute and deliver to the Indenture Trustee from time to time prior to the initial Payment Date on which such Person will be entitled to receive distributions pursuant to the Indenture and this Agreement, Internal Revenue Service form W-8ECI (or any successor form), (ii) at the request of the Depositor (on behalf of the Issuer), hereby agree to complete, execute and deliver to the Indenture Trustee from time to time prior to the first Payment Date on which such Person will be entitled to receive distributions pursuant to the Indenture and this Agreement, Internal Revenue Service form W-9 (or any successor form), and (iii) hereby agree to complete, execute and deliver to the Indenture Trustee from time to time prior to the first Payment Date on which such Person will be entitled to receive distributions pursuant to the Indenture and this Agreement, such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit the Depositor or the Indenture Trustee to make payments to, and deposit funds to or for the account of, such Person hereunder and under the Sale and Servicing Agreement and the Indenture without any deduction or withholding for or on account of any United States tax. Each of the Note Agent and each Owner agrees to provide like additional subsequent duly executed forms on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it and to provide such extensions or renewals as may be reasonably requested by the Depositor or the Indenture Trustee. Each of the Note Agent and each Owner certifies, represents and warrants that as of the date of this Agreement, or in the case of an Owner which is an assignee as of the date of such assignment, that (i) it is entitled (A) to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (other than taxes subject to withholding pursuant to Code Section 1446) and (B) to an exemption from United States backup withholding tax, and (ii) it will pay any taxes attributable to its ownership of an interest in the Note. Each of the Note Agent and each Owner further agrees that compliance with this Section 2.09(e) (including by reason of Section 9.04(c) in the case of any sale or assignment of any interest in Note) is a condition to the payment of any amount otherwise due pursuant to Sections 2.09(a) and 2.09(b). Notwithstanding anything to the contrary herein, each of the Paying Agent, Servicer and Indenture Trustee shall be entitled to withhold any amount that it reasonably determines in its sole discretion is required to be withheld pursuant to Section 1446 of the Code and such amount shall be deemed to have been paid to the Note Agent or Owner, as applicable, for all purposes of the Agreement.

     (f) Any Owner entitled to the payment of any additional amount pursuant to this Section 2.09 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such payment; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Owner, such steps would be materially disadvantageous to such Owner.

     (g) Without prejudice to the survival of any other agreement of the Depositor hereunder, the agreements and obligations of the Depositor contained in this Section 2.09 shall survive the termination of this Agreement.

                                   ARTICLE III
                                     CLOSING

     SECTION 3.01. Closing. The closing of the purchase and sale of the Note (the "Closing") shall take place at the offices of Manatt, Phelps & Phillips, LLP, 650 Town Center Drive, Suite 1250, Costa Mesa, California 92626, on August 8, 2003, or, if the conditions to closing set forth in Article IV shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "Closing Date").

     SECTION 3.02. Transactions to be Effected at the Closing. At the Closing, the Issuer shall deliver the Note with an aggregate maximum principal amount equal to the Maximum Note Principal Balance to the Note Agent on behalf of the Purchasers.

                                   ARTICLE IV
                         PURCHASER CONDITIONS PRECEDENT

     SECTION 4.01. Conditions Precedent to the Purchase of the Note. The obligation of the Purchasers to purchase and pay for the Note on the Closing Date is subject to the satisfaction at 'the time of the Closing of the following conditions:

     (a) Performance by the Issuer, the Servicer, the Loan Originator and the Depositor. All the terms, covenants, agreements and conditions of this Agreement and the other Basic Documents to be complied with and performed by the Issuer, the Servicer, the Loan Originator or the Depositor, as applicable, by the Closing shall have been complied with and performed in all respects.

     (b) Representations and Warranties of the Issuer, the Servicer, the Loan Originator and the Depositor. Each of the representations and warranties of the Depositor, the Servicer, the Loan Originator and the Issuer made in this Agreement and the other Basic Documents, shall be true and correct in all respects as of the time of the Closing as though made as of such time (except to the extent they expressly relate to an earlier time).

     (c) Officers' Certificate. The Note Agent shall have received from the Servicer, in form and substance reasonably satisfactory to the Purchasers and the Note Agent, an Officer's 'Certificate, dated the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 4.01(a) and 4.01(b) with respect to the Servicer, the Loan Originator, the Depositor and the Issuer, respectively.

     (d) Certain Opinions of Counsel. The Note Agent shall have received from
(1) Manatt, Phelps & Phillips, LLP, acting as counsel for the Depositor, the Servicer, the Loan Originator and/or certain other parties, as applicable, and
(2) in-house counsel for the Loan Originator, favorable opinions, dated the Closing Date and reasonably satisfactory in form and substance to the Purchasers, the Note Agent and their counsel.

     (e) Opinions of Counsel for the Indenture Trustee and the Owner Trustee. The Note Agent shall have received from:

          (i) Kennedy Covington Lobdell & Hickman, L.L.P., counsel for the Indenture Trustee, a favorable opinion, dated the Closing Date and reasonably satisfactory in form and substance to the Purchasers, the Note Agent and their counsel.

          (ii) Richards, Layton & Finger, P.A., counsel for the Owner Trustee and the Issuer, a favorable opinion, dated the Closing Date and reasonably satisfactory in form and substance to the Purchasers, the Note Agent and their counsel.

     (f) Financing Statements. The Note Agent shall have received evidence reasonably satisfactory to the Purchasers and the Note Agent that, on or before the Closing Date, (i) UCC-1 financing statements have been filed in the offices of the Secretary of State or comparable offices of the applicable states and in the appropriate office or offices in such other locations as may be specified in the relevant opinions of counsel delivered pursuant to Section 4.01(d) and in such other jurisdictions as its counsel deems appropriate, reflecting the assignments contemplated by such opinions of counsel and the respective interests of the applicable parties and (ii) all other recording, registrations and filings (including, without limitation, recording of Assignments of Mortgage) as may be necessary, or in the opinion of the Note Agent and the Purchasers desirable, to perfect the security interest of the Indenture Trustee in the Collateral (including, without limitation, the Loans) have been completed.

     (g) Receipt of Certain Documents. The Note Agent shall have received a fully executed copy of each of the Basic Documents and the other instruments, documents and agreements required to be delivered thereunder. Each of the Basic Documents shall have been duly authorized, executed and delivered by the Depositor, the Servicer, the Loan Originator, the Issuer, the Owner Trustee and the Indenture Trustee, as applicable, and shall be in full force and effect on the Closing Date.

     (h) No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation by the Issuer, the Depositor, the Servicer, the Loan Originator, the Note Agent or the Purchasers of, or to invalidate, the transactions contemplated by this Agreement, any of the other Basic Documents or any of the Asset Purchase Agreements in any respect.

     (i) Approvals and Consents. All Governmental Actions of Governmental Authorities required by the Note Agent, the Issuer, the Purchasers, the Servicer, the Loan Originator or the Depositor with respect to the transactions contemplated by this Agreement, the other Basic Documents and the Asset Purchase Agreements shall have been obtained or made.

     (j) Payment of Fees. All Fees required to be paid to the Note Agent or the Purchasers in connection with the Closing pursuant to the Fee Letter shall have been paid.

     (k) Accounts. The Note Agent shall have received evidence reasonably satisfactory to it that each Trust Account has been established in accordance with the terms of the Sale and Servicing Agreement.

     (l) Proceedings in Contemplation of Sale of the Note. All actions and proceedings undertaken by the Issuer, the Loan Originator, the Depositor and the Servicer in connection with the issuance and sale of the Note as herein contemplated shall be satisfactory in all respects to the Note Agent, the Purchasers and their counsel.

     (m) Financial Covenants. The Loan Originator and the Servicer shall be in compliance with the financial covenants set forth in Section 7.02 of the Sale and Servicing Agreement.

     (n) Trust Accounts Control Agreements. The Note Agent shall have received control agreements relating to the Trust Accounts in form and substance satisfactory to the Note Agent.

     (o) Other Documents. The Servicer, the Loan Originator, the Depositor and the Issuer shall have furnished to the Purchasers or the Note Agent, as the case may be, such other information, certificates and documents as the Purchasers, the Note Agent or their counsel may reasonably request.

     SECTION 4.02. Conditions Precedent to Principal Balance Increases. The obligation of the Purchasers to make any Principal Balance Increase is subject to the satisfaction, as of the applicable Increase Date, of each of the following conditions:

     (a) the request with respect to such Principal Balance Increase shall have been delivered to the Note Agent and the Servicer by the time, and shall otherwise conform to the requirements, specified in Section 2.06 of the Sale and Servicing Agreement;

     (b) each of the conditions set forth in Section 2.06 of the Sale and Servicing Agreement shall have been satisfied;

     (c) after giving effect to such Principal Balance Increase, the Note Principal Balance shall not exceed the Maximum Note Principal Balance;

     (d) no Default, Event of Default or Servicer Event of Default has occurred and is continuing or would result from such Principal Balance Increase;

     (e) the Revolving Period shall not have ended as of such Increase Date;

     (f) each of the representations and warranties of the Issuer, the Servicer, the Loan Originator and the Depositor set forth in the Basic Documents, shall be true and correct as though made on and as of such Increase Date (except to the extent they expressly relate to an earlier date);

     (g) the Issuer, the Servicer, the Loan Originator and the Depositor shall be in compliance with all of their respective covenants contained in the Basic Documents and the Note;

     (h) the Note Agent shall have received evidence satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the opinion of the Note Agent, .desirable to perfect or evidence the assignments required to be effected on such Increase Date in accordance with the Sale and Servicing Agreement including, without limitation, the assignment of the Loans and the proceeds thereof required to be assigned pursuant to the related LPA Assignment, S&SA Assignment and the Indenture; and

     (i) after giving effect to such Principal Balance Increase, no Overcollateralization Shortfall shall exist.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.01. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owners and the Note Agent, as of the date of this Agreement, as of the Closing Date, and as of (and as a condition to any Principal Balance Increase occurring on) each Increase Date, in each case with reference to the facts and circumstances then existing, as follows:

     (a) Corporate Existence. The Depositor is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority under such laws to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each Basic Document to which it is a party.

     (b) Corporate Authority. The Depositor has the corporate power and authority to execute, deliver and perform this Agreement and each Basic Document to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each Basic Document to which it is a party; and, when executed and delivered, each of this Agreement and each Basic Document to which it is a party will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, receivership, conservatorship and other laws relating to or affecting the enforcement of creditors rights. The enforceability of its obligations under such agreements is also subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations and is contrary to public policy.

     (c) No Consents Required. No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained by the Depositor in connection with the execution, delivery or performance by the Depositor of each of this Agreement and the Basic Documents to which it is a party, that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date or the relevant Increase Date, as applicable.

     (d) No Violation. The execution, delivery and performance of each of this Agreement and the Basic Documents to which it is a party do not violate any provision of any existing law or regulation applicable to the Depositor, any order or decree of any court or other judicial authority to which it is subject, its charter or by-laws or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any of its properties is bound.

     (e) No Proceeding. There is no action, litigation or proceeding before any court, tribunal or governmental body presently pending or, to the knowledge of the Depositor threatened against the Depositor with respect to this Agreement, the Basic Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Note, and there is no such litigation or proceeding against it or any of its properties.

     (f) Trust Indenture Act. Neither the Indenture nor the Sale and Servicing Agreement is required to be qualified under the Trust Indenture Act of 1939.

     (g) Investment Company Act. The Depositor is not required to be registered under the Investment Company Act of 1940, as amended.

     (h) No Event of Default or Default. No Event of Default or Default has occurred and is continuing, both before and immediately after giving effect to the purchase or issuance of the Note or the relevant Principal Balance Increase, as applicable.

     (i) The Note. The Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to the Note Agent in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of, as applicable, this Agreement and the applicable Basic Documents.

     (j) Taxes, Etc. Any taxes, fees and other charges of Governmental Authorities imposed upon the Depositor in connection with the execution, delivery and performance by the Depositor of this Agreement, the other Basic Documents and the Note or otherwise in connection with the Issuer have been paid or will be paid by the Depositor at or prior to the Closing Date or the relevant Increase Date, as applicable, to the extent then due.

     (k) Disclosure. All written factual information heretofore furnished by the Depositor or any of its representatives to the Note Agent or any Owner or any of their representatives for purposes of or in connection with this Agreement, including, without limitation, information relating to the Loans and the Depositor's mortgage loan businesses, when considered with other information provided to the Note Agent, other Owners or their representatives, as well as information publicly available to them, was true and correct in all material respects on the date such information was furnished by the Depositor or, if such information specifically relates to an earlier date, on such earlier date.

     (l) Location of Offices. The Depositor's principal place of business and chief executive office is located in the State of California, or such other jurisdiction with respect to which the requirements specified in Section 6.04 have been satisfied.

     (m) Sale and Servicing Agreement Representations and Warranties. Its representations and warranties in Section 3.01 of the Sale and Servicing Agreement are true and correct in all material respects as of the dates they were made (unless they specifically refer to an earlier date, in which case they were true and correct on such earlier date).

     SECTION 5.02. Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Owners and the Note Agent, as of the date of this Agreement, as of the Closing Date, and as of (and as a condition to any Principal Balance Increase occurring on) each Increase Date, in each case with reference to the facts and circumstances then existing, as follows:

     (a) Corporate Existence. The Servicer is a corporation, duly organized, validly existing and in good standing under the State of California, with full power and authority under such laws to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each Basic Document to which it is a party.

     (b) Corporate Authority. The Servicer has the corporate power, authority and right to make, execute, deliver and perform this Agreement and each Basic Document to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each Basic Document to which it is a party; and, when executed and delivered, each of this Agreement and the Basic Documents to which it is a party will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, receivership, conservatorship and other laws relating to or affecting the enforcement of creditors rights. The enforceability of its obligations under such agreements is also subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations and is contrary to public policy.

     (c) No Consents Required. No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained by the Servicer in connection with the execution, delivery or performance by the Servicer of each of this Agreement and the Basic Documents to which it is a party, that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date or the relevant Increase Date, as applicable.

     (d) No Violation. The execution, delivery and performance of each of this Agreement and the Basic Documents to which it is a party do not violate any provision of any existing law or regulation applicable to the Servicer any order or decree of any court or other .judicial authority to which it is subject, its charter or by-laws or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any of its properties is bound.

     (e) Financial Statements. Prior to the Closing Date, the Servicer has delivered or caused to be delivered to the Note Agent, or, if such financial statements are publicly available, the Agent has otherwise obtained, complete and correct copies of, the audited consolidated balance sheet of Option One Mortgage Corporation and its subsidiaries as of April 30, 2003, and the related audited consolidated statements of income and cash flows of Option One Mortgage Corporation and its subsidiaries for the fiscal year then ended, accompanied by the opinion of Option One Mortgage Corporation's independent certified public accountants. Such financial statements are complete and correct in all material respects and fairly present the financial condition of Option One Mortgage Corporation and its subsidiaries as of their respective dates and the results of operations of Option One Mortgage Corporation and its subsidiaries for the applicable periods then ended, subject to year-end adjustments in the case of unaudited information, all in accordance with generally accepted accounting principles or regulatory accounting principles, as applicable, consistently applied.

     (f) No Proceeding. There is no action, litigation or proceeding before any court, tribunal or governmental body presently pending or, to the knowledge of the Servicer threatened against the Servicer with respect to this Agreement, the Basic Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Note, and there is no such litigation or proceeding against it or any of its properties.

     (g) Trust Indenture Act. Neither the Indenture nor Sale and Servicing Agreement is required to be qualified under the Trust Indenture Act of 1939.

     (h) Investment Company Act. The Servicer is not required to be registered under the Investment Company Act of 1940, as amended.

     (i) No Event of Default or Default. No Event of Default or Default has occurred and is continuing, both before and immediately after giving effect to the purchase or issuance of the Note or the relevant Principal Balance Increase, as applicable.

     (j) The Note. The Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to the Note Agent in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of, as applicable, this Agreement and the applicable Basic Documents.

     (k) Taxes, Etc. Any taxes, fees and other charges of Governmental Authorities imposed upon the Servicer in connection with the execution, delivery and performance by the Servicer of this Agreement any other Basic Document and the Note or otherwise in connection with the Issuer have been paid or will be paid by the Servicer at or prior to the Closing Date or the relevant Increase Date, as applicable, to the extent then due.

     (l) Disclosure. All written factual information heretofore furnished by the Servicer or any of its representatives to the Note Agent or any Owner or any of their representatives for purposes of or in connection with this Agreement, including, without limitation, information relating to the Loans and the Servicer's mortgage loan businesses, when considered with other information provided to the Note Agent, other Owners or their representatives, as well as information publicly available to them, was true and correct in all material respects on the date such information was furnished by the Servicer or, if such information specifically relates to an earlier date, on such earlier date.

     (m) Location of Offices. The Servicer's principal place of business and chief executive office is located in the State of California, or such other jurisdiction with respect to which the requirements specified in Section 6.04 have been satisfied.

     (n) Sale and Servicing Agreement Representations and Warranties. Its representations and warranties in Sections 3.03 of the Sale and Servicing Agreement are true and correct in all material respects as of the dates they were made (unless they specifically refer to an earlier date, in which case they were true and correct on such earlier date).

     SECTION 5.03. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Owners and the Note Agent as of the date of this Agreement, as of the Closing Date, and as of (and as a condition to any Principal Balance Increase occurring on) each Increase Date, in each case with reference to the facts and circumstances then existing, as follows:

     (a) Due Organization. The Issuer is Delaware statutory trust organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority under such laws to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement and each Basic Document to which it is a party and to issue the Note.

     (b) Authorization of the Basic Documents. The Issuer has the power, authority and right to make, execute, deliver and perform this Agreement and each Basic Document to which it is a party and all the transactions contemplated hereby and thereby and to issue the Note, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each Basic Document to which it is a party and to issue the Note; and, when executed and delivered, each of this Agreement and the Basic Documents to which it is a party will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, receivership, conservatorship and other laws relating to or affecting the enforcement of rights of creditors from time to time in effect. The enforceability of its obligations under such agreements is also subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations and is contrary to public policy.

     (c) No Consents Required. No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained by the Issuer in connection with the execution, delivery or performance by the Issuer of each of this Agreement and the Basic Documents to which it is a party, that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date or the relevant Increase Date, as applicable.

     (d) No Violation. The execution, delivery and performance of each of this Agreement and the Basic Documents to which it is a party do not violate any provision of any existing law or regulation applicable to the Issuer any order or decree of any court or other judicial authority to which it is subject, the Trust Agreement, any organizational documents or bylaws or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements which, individually or in the aggregate, would not have a material adverse effect on the Issuer's ability to perform its obligations under, or the validity or enforceability of, this Agreement or the Basic Documents).

     (e) No Proceeding. There is no action, litigation or proceeding before any court, tribunal or governmental body presently pending or, to the knowledge of the Issuer, threatened against the Issuer with respect to this Agreement, the Basic Documents, the transactions contemplated hereby or thereby or the issuance of the Note, and there is no such litigation or proceeding against it or any significant portion of its properties which would have a material adverse effect on the transactions contemplated by, or its ability to perform its obligations under, this Agreement or any Basic Document to which it is a party.

     (f) Investment Company Act. The Issuer is not required to be registered under the Investment Company Act of 1940, as amended.

     (g) The Note. The Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to the Note Agent in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of, as applicable, this Agreement and the applicable Basic Documents.

     (h) Taxes, Etc. Any taxes, fees and other charges of Governmental Authorities imposed upon the Issuer in connection with the execution, delivery and performance by the Issuer of this Agreement any other Basic Document and the Note has been paid or will be paid by the Issuer at or prior to the Closing Date or the relevant Increase Date, as applicable, to the extent then due.

     (i) Disclosure. All written factual information heretofore furnished by the Issuer to the Note Agent or any Owner or any of their representatives for purposes of or in connection with this Agreement or the Note, when considered with other information provided to the Note Agent, other Owners or their representatives, as well as information publicly available to them, was true and correct in all material respects on the date such information was furnished by the Issuer or, if such information specifically relates to an earlier date, on such earlier date.

     SECTION 5.04. Representations and Warranties of the Note Agent and the Purchasers. The Note Agent and each of the Purchasers hereby represents and warrants to the Issuer, the Depositor and the Servicer as of the date of this Agreement, as follows:

     (a) Each of the Note Agent and such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of an interest in the Note. Each of the Note Agent and such Purchaser (i) is (A) a "qualified institutional buyer" as defined under Rule 144A promulgated under the Securities Act of 1933, as amended (the "1933 Act"), acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, or (B) an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act, and
(ii) is aware that the Issuer intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A or Regulation D, as applicable.

     (b) Each of the Note Agent and such Purchaser understands that neither the Note nor interests in the Note have been registered or qualified under the 1933 Act, nor under the securities laws of any state, and therefore neither the Note nor interests in the Note can be resold unless they are registered or qualified thereunder or unless an exemption from registration or qualification is available.

     (c) It is the intention of the Note Agent and such Purchaser to acquire interests in the Note (a) for investment for its own account, or (b) for resale to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof. Each of the Note Agent and such Purchaser understands that the Note and interests therein have not been registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell only in Rule 144A transactions) as expressed herein.

     The Note Agent shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee, the Depositor, the Trustee and the Servicer against any liability that may result from a breach of the foregoing representations.

                                   ARTICLE VI
             COVENANTS OF THE ISSUER, THE DEPOSITOR AND THE SERVICER

     SECTION 6.01. Covenants of the Issuer, the Depositor and the Servicer. Each of the Issuer, the Depositor and the Servicer will (with respect to itself only and not with respect to the other), from the date hereof until the Collection Date, unless, in each case, the Note Agent shall otherwise consent in writing:

     (a) Preservation of Corporate Existence. Except as permitted by the Sale and Servicing Agreement, preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification is reasonably likely to materially adversely affect the interests of the Note Agent or any Owner under this Agreement or the Note.

     (b) Security Interest; Further Assurances. The Issuer shall take all action necessary to maintain vested in the Indenture Trustee under the Indenture, a first priority perfected security interest in the Collateral. The Depositor and Servicer each agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Note Agent more fully to effect the purposes of this Agreement.

     (c) Access to Information. From the Closing Date until the Collection Date, at any time and from time to time during regular business hours, on reasonable notice to the Depositor or Servicer, as applicable, permit the Note Agent, or its agents or representatives, at the Servicer's expense (once during any calendar year prior to the occurrence of an Event of Default), (i) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Depositor or Servicer, as the case may be, relating to the Loans or the Basic Documents, and (ii) to visit the offices and properties of the Depositor or the Servicer, as applicable, for the purpose of examining such materials described in clause (i) above.

     SECTION 6.02. Reporting Requirements of the Depositor and the Servicer. The Depositor and the Servicer will (with respect to itself only and not with respect to the other), from the date hereof until the Collection Date, unless, in each case, the Note Agent shall otherwise consent in writing, furnish to the Note Agent:

     (a) a copy of each certificate, report, statement, notice or other communication furnished by or on behalf of the Depositor or the Servicer to the Indenture Trustee or any Rating Agency; pursuant to the Sale and Servicing Agreement or the Indenture, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of the Depositor or the Servicer under the Sale and Servicing Agreement or the Indenture;

     (b) as soon as possible and in any event within five Business Days after the occurrence thereof, notice of each "Event of Default" or "Default" under and as defined in the Indenture or "Servicer Event of Default" under and as defined in the Sale and Servicing Agreement or event that with the giving of notice or lapse of time or both would constitute such a Servicer Event of Default;

     (c) copies of all amendments to any Basic Document;

     (d) prompt notice of any failure on the part of any party thereto to observe or perform any material term of any Basic Document;

     (e) (i) within 120 days following the end of each fiscal year of Option One Mortgage Corporation, beginning with the fiscal year ending April 30, 2004, the audited consolidated balance sheet of Option One Mortgage Corporation and its subsidiaries as of the end of such fiscal year, and the related audited consolidated statements of income and cash flows of Option One Mortgage Corporation and its subsidiaries for such fiscal year, accompanied by the opinion of nationally-recognized independent certified public accountants and
(ii) within 60 days following the end of each fiscal quarter of Option One Mortgage Corporation, beginning with the fiscal quarter ending July 31, 2003, the unaudited consolidated balance sheet of Option One

Mortgage Corporation and its subsidiaries as of the end of such fiscal quarter, and the related unaudited consolidated statements of income and cash flows of Option One Mortgage Corporation and its subsidiaries for such fiscal quarter; provided, however, that the financial statements required to be delivered in accordance with this Section 6.02(e) will only be required to be delivered hereunder if such items are not publicly available at the time indicated at no expense to the Note Agent;

     (f) such other information, documents, records or reports respecting the Depositor, the Servicer, the Loan Originator, or the Issuer or the condition or operations, financial or otherwise, of the Depositor, the Servicer, the Loan Originator or the Issuer as the Note Agent may from time to time reasonably request; and

     (g) such other information, documents, records or reports respecting the Loans or the servicing thereof as the Note Agent may from time to time reasonably request.

     SECTION 6.03. Optional Repurchase. The Issuer shall not exercise its right to redeem the Note pursuant to Section 10.01 of the Indenture unless the Owners and the Note Agent have been paid, or will be paid upon such redemption, the Note Principal Balance, all interest thereon and all other amounts owing hereunder in full.

     SECTION 6.04. Change in Name; Jurisdiction of Organization. The Depositor shall not (1) make any change to its name indicated on the public record of its jurisdiction of organization which shows it to have been organized, or (2) change its jurisdiction of organization, in either case, unless it shall have given the Note Agent at least 30 days' prior written notice of such relocation and shall have filed such UCC financing statements and other items and delivered such opinions as the Note Agent deems reasonably necessary to maintain the Indenture Trustee's perfected security interest in the Receivables.

                                   ARTICLE VII
                                 INDEMNIFICATION

     SECTION 7.01. Indemnification by the Depositor and the Servicer.

     (a) The Depositor shall indemnify and hold harmless each Owner, the Note Agent, their respective Affiliates and their respective officers, directors, employees, stockholders, agents and representatives, against any and all losses, claims, damages, liabilities or reasonable expenses (including legal and accounting fees) (collectively, "Losses"), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to any breach of any representation or warranty of the Depositor or the Issuer set forth in this Agreement any other Basic Document or in any certificate delivered pursuant hereto or thereto; provided, however, that the Depositor shall not be so required to indemnify any such Person or otherwise be liable to any such Person hereunder for (i) any Losses incurred for or on account of or arising from or in connection with or otherwise with respect to any breach of any representation or warranty set forth in the Sale and Servicing Agreement a remedy for the breach of which is provided in Section 3.06 of the Sale and Servicing Agreement or (ii) any Losses to the extent they result from the gross negligence or willful misconduct of any Affected Party.

     (b) The Servicer shall indemnify and hold harmless each Owner, the Note Agent, their respective Affiliates and their respective officers, directors, employees, stockholders, agents and representatives, against any and all Losses, as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to any breach of any representation or warranty of the Servicer set forth in this Agreement or the Sale and Servicing Agreement or in any certificate delivered pursuant hereto or thereto; provided, however, that the Servicer shall not be so required to indemnify any such Person or otherwise be liable to any such Person hereunder for (i) any Losses incurred for or on account of or arising from or in connection with or otherwise with respect to any breach of any representation or warranty set forth in the Sale and Servicing Agreement a remedy for the breach of which is provided in Section 3.06 of the Sale and Servicing Agreement or (ii) any Losses to the extent they result from the gross negligence or willful misconduct of any Affected Party.

     (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any Affected Party in respect of which indemnity may be sought pursuant to this
Section 7.01, such Affected Party shall promptly notify the Issuer and the Depositor in writing and, upon request of the Affected Party, the Issuer and the Depositor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Affected Party to represent such Affected Party and any others the indemnifying party may designate and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided that failure to give such notice or deliver such documents shall not affect the rights to indemnity hereunder unless such failure materially prejudices the rights of the indemnifying party. The Affected Party will have the right to employ its own counsel in any such action in addition to the counsel of the Issuer and/or the Depositor, but the reasonable fees and expenses of such counsel will be at the expense of such Affected Party, unless (i) the employment of counsel by the Affected Party at its expense has been reasonably authorized in writing by the Depositor or the Issuer, (ii) the Depositor or the Issuer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include the Depositor or the Issuer and one or more Affected Parties, and the Affected Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Depositor or the Issuer. Reasonable expenses of counsel to any Affected Party shall be reimbursed by the Issuer and the Depositor as they are incurred. The Issuer and the Depositor shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the Affected Party from and against any loss or liability by reason of such settlement or judgment. Neither the Issuer nor the Depositor will, without the prior written consent of the Affected Party, effect any settlement of any pending or threatened proceeding in respect of which any Affected Party is or could have been a party and indemnity could have been sought hereunder by such Affected Party, unless such settlement includes an unconditional release of such Affected Party from all liability on claims that are the subject matter of such proceeding.

     SECTION 7.02. Costs and Expenses. Each of the Depositor and the Servicer agree to pay on demand (a) to the Note Agent and the Purchasers all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including any amendments, waivers or consents, other than amendments, waivers and consents made solely at the request of any Purchaser or the Note Agent, as opposed to the Depositor or the Servicer) of this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation,
(i) the reasonable fees and out-of-pocket expenses of counsel for each of the Note Agent and the Purchasers, with respect thereto and with respect to advising each of the Note Agent and the Purchasers, as to its respective rights and remedies under this Agreement and the other documents delivered hereunder or in connection herewith, (ii) rating agency fees, costs and expenses incurred in connection with the purchase by the Purchasers of the Note, (iii) the reasonable fees, costs and expenses of any third party auditors and (iv) other reasonable fees, costs and expenses incurred by any Purchaser or the Note Agent in connection with the purchase by such Purchaser of the Note (including trustee's fees, costs and expenses), and (b) to the Note Agent and any other Affected Party, all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, and the other documents delivered hereunder or in connection herewith.

                                  ARTICLE VIII
                                 THE NOTE AGENT

     SECTION 8.01. Authorization and Action.

     (a) Each of the Owners hereby designates and appoints JPMorgan as Note Agent hereunder, and authorizes the Note Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Note Agent under this Agreement and any related agreement, instrument and document as are delegated to the Note Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Note Agent reserves the right, in its sole discretion to exercise any rights and remedies under this Agreement or any related agreement, instrument or document executed and delivered pursuant hereto, or pursuant to applicable law, and also to agree to any amendment, modification or waiver of this Agreement or any related agreement, instrument and document, in each instance, on behalf of the Owners. The Note Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Owner, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Note Agent shall be read into this Agreement or otherwise exist for the Note Agent. In performing its functions and duties hereunder, the Note Agent does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Depositor or the Issuer or any of its successors or assigns. Notwithstanding anything herein or elsewhere to the contrary, the Note Agent shall not be required to take any action which exposes the Note Agent to personal liability or which is contrary to this Agreement or applicable law.

     (b) Each Purchaser and each subsequent Owner from time to time hereby acknowledges and agrees that all payments in respect of the Note and in respect of fees and other amounts owing to the Owners under this Agreement shall, except as otherwise expressly provided herein, be remitted by the applicable payor to the Note Agent on behalf of the Owners, and the Note Agent shall distribute all such amounts, promptly following receipt thereof, to the applicable parties in interest according to their respective interests therein, determined by reference to the terms of the Sale and Servicing Agreement, the Indenture, this Agreement and the Note Agent's books and records relating to the Note (it being agreed that the entries made in such books and records of the Note Agent shall be conclusive and binding for all purposes absent manifest error).

     SECTION 8.02. Note Agent's Reliance, Etc. Neither the Note Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Note Agent under or in connection with this Agreement or any related agreement, instrument or document except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Note Agent: (i) may consult with legal counsel (including counsel for the Depositor, the Servicer, the Issuer, the Owner Trustee or the Indenture Trustee), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations made in or in connection with this Agreement or in connection with any related agreement, instrument or document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any related agreement, instrument or document on the part of the Depositor, the Servicer, the Issuer, the Owner Trustee or the Indenture Trustee or to inspect the property (including the books and records) of the Depositor, the Servicer, the Issuer, the Owner Trustee or the Indenture Trustee;
(iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness or sufficiency of value of this Agreement or any related agreement, instrument or document; (v) shall not be deemed to be acting as any Owner's trustee or otherwise in a fiduciary capacity hereunder or in connection with any related agreement, instrument or document; and (vi) shall incur no liability under or in respect of this Agreement or any related agreement, instrument or document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.03. Note Agent and Affiliates. To the extent that the Note Agent or any of its Affiliates shall become an Owner, the Note Agent or such Affiliate, in such capacity, shall have the same rights and powers under this Agreement and each related agreement, instrument and document as would any Owner and may exercise the same as though it were not the Note Agent or such Affiliate, as the case may be. The Note Agent and its Affiliates may generally engage in any kind of business with the Depositor, the Servicer, the Issuer, the Owner Trustee or the Indenture Trustee, any Obligor or any of their respective Affiliates and any Person who may do business with or own securities of any of the foregoing, all as if it were not the Note Agent or such Affiliate, as the case may be, and without any duty to account therefor to the Owners.

     SECTION 8.04. Purchase Decision. Each Owner acknowledges that it has, independently and without reliance upon the Note Agent, any other Owner or any of their respective Affiliates, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to invest in the Note (or such interest therein as such Owner may hold). Each Owner also acknowledges that it will, independently and without reliance upon the Note Agent, any other Owner or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or any related agreement, instrument or other document.

     SECTION 8.05. Indemnification. Each Owner (other than the Purchasers) agrees to indemnify the Note Agent (to the extent not reimbursed by the Depositor, the Servicer or the Issuer), ratably according to its share of the Note Principal Balance from time to time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Note Agent in any way relating to or arising out of this Agreement or any related agreement, instrument or document, or any action taken or omitted by the Note Agent under this Agreement, or any related agreement, instrument or document; provided, however, that no Owner shall not liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Note Agent's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Owner (including the Purchasers, but only to the extent the Purchasers are reimbursed by the Depositor, the Servicer or the Issuer for such a expenses) agrees to reimburse the Note Agent, ratably according to its share of the Note Principal Balance from time to time, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Note Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or and related agreement, instrument or document.

     SECTION 8.06. Successor Note Agent. The Note Agent may resign at any time by giving 30 days' notice thereof to the Owners, the Depositor, the Issuer, the Servicer and the Indenture Trustee and such resignation shall become effective upon the appointment and acceptance of a successor Note Agent as described below. Upon any such resignation, the Owners shall have the right to appoint a successor Note Agent approved by the Depositor (which approval will not be unreasonably withheld or delayed). If no successor Note Agent shall have been so appointed by the Owners and accepted such appointment within 30 days after the retiring Note Agent's giving of notice of resignation, then the retiring Note Agent may, on behalf of the Owners, appoint a successor Note Agent approved by the Depositor (which approval will not be unreasonably withheld or delayed), which successor Note Agent shall be (i) either (a) a commercial bank having a combined capital and surplus of at least $250,000,000 or (b) an Affiliate of such bank and (ii) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Note Agent hereunder by a successor Note Agent, such successor Note Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Note Agent, and the retiring Note Agent shall be discharged from its duties and obligations hereunder. After any retiring Note Agent's resignation or removal hereunder as Note Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Note Agent hereunder.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Depositor or the Servicer herefrom, shall in any event be effective unless the same shall be in writing and signed by the Depositor, the Servicer, the Issuer, the Required Owners and the Note Agent. Notwithstanding the foregoing, without the prior written consent of each Purchaser, no such amendment shall (i) decrease the amount of, or extend the time for payment of, the Note Principal Balance or the Monthly Interest, (ii) change the definition of "Required Owners," or (iii) amend this Section 9.01. Any such amendment, waiver or consent shall be effective in any event only in the specific instance and for the specific purpose for which given.

     SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, telecopied or delivered, as to each party hereto, at its address set forth on Schedule II attached hereto or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied (with telephonic acknowledgement of receipt). Notwithstanding the foregoing, requests for Principal Balance Increases may be transmitted by electronic mail to the address provided by the Note Agent from time to time and will be deemed to be effective upon being sent.

     SECTION 9.03. No Waiver, Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise, of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04. Binding Effect; Assignability.

     (a) This Agreement shall be binding upon each of and inure to the benefit of the Depositor, the Servicer, the Note Agent, the Owners and their respective successors and permitted assigns.

     (b) Neither the Depositor nor the Servicer may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Required Owners and the Note Agent.

     (c) An Owner may, at any time, subject to the terms and conditions hereinafter set forth and the terms and conditions of the Indenture, (i) without the consent of the Depositor, assign, or grant undivided participation interests in, any or all of its rights and obligations hereunder or under the Note to any Purchaser, any Liquidity Provider, JPMorgan or any other commercial paper conduit managed by JPMorgan, and (ii) with the prior written consent of the Issuer, such consent not to be unreasonably withheld, assign, or grant undivided participation interests in, any or all of its rights and obligations hereunder or under the Note to any other Person; provided, however, that (A) without the prior written consent of the Issuer, such consent not to be unreasonably withheld, no participant (other than a Purchaser, any Liquidity Provider, or JPMorgan) or Affected Party claiming through a participant (other than a Purchaser, any Liquidity Provider, or JPMorgan) shall be entitled to receive any payment pursuant to Sections 2.07, 2.08, 2.09 or 8.02 in excess of the amount that the Owner granting such participation interest would have been entitled to receive had such participation interest not been sold to such participant; (B) in the case of any transfer by sale, assignment or participation, the transferee as a condition of transfer shall be subject to compliance with Sections 2.09(e) and (f) hereof; (C) the aggregate number of Owners at any time shall not exceed ten (excluding, if applicable, any

Federal Reserve Bank to which a pledge is made); and (D) no assignment or participation hereunder shall be effective unless the Note Agent shall have first consented thereto in writing, such consent being required for the purpose of assuring compliance with the requirements of this Section. Any assignment or grant of a participation interest by an Owner pursuant to this Section shall be effected pursuant to documentation satisfactory in form and substance to the Note Agent. Upon the consummation of any such assignment or sale hereunder, the assignee shall be subject to all of the obligations and entitled to all of the rights and benefits of the assignor hereunder. The Note Agent shall promptly notify the Depositor of any sale, assignment or participation under this Section. Each Purchaser hereby agrees that promptly following the sale of any assignment or participation by any Liquidity Provider of all or any portion of its rights and obligations under the applicable Asset Purchase Agreement, such Purchaser, to the extent that the Depositor's prior consent to such assignment or participation is not required hereunder, shall notify the Depositor thereof, specifying the transferor, the transferee and the extent of the applicable assignment or participation.

     (d) It is expressly agreed that, in connection with any assignment, sale or other transfer or any proposed assignment, sale or other transfer of the Note or any interest therein, each Owner making or proposing to make such assignment, sale or other transfer may provide such information regarding the Loans, the Issuer, the Sale and Servicing Agreement, the Indenture and the other Basic Documents as such Owner may deem appropriate to any such assignee, purchaser or other transferee or proposed assignee, purchaser or other transferee, as applicable (any such Person being a "Transferee"), of the Note or such interest therein, provided that prior to any such disclosure of such information, such Transferee shall have agreed to maintain the confidentiality of such information designated by the Depositor as confidential on substantially the basis set forth in Section 9.10.

     (e) The Note Agent may not assign at any time its rights and obligations hereunder and interests herein as Note Agent without the consent of the Owners, the Depositor, the Servicer or the Issuer (which consent shall not be unreasonably withheld or delayed).

     (f) Each Owner may assign and pledge all or a portion of such Owner's interest in the Note to any Federal Reserve Bank as collateral to secure any obligation of such Owner to such Federal Reserve Bank. Notwithstanding anything to the contrary herein or in the Indenture, such assignment may be made at any time without notice or other obligation with respect to the assignment.

     (g) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation or warranty made by the Depositor and the Servicer pursuant to Article VI and the provisions of Sections 8.01, 8.02, and 10.07 shall be continuing and shall survive any termination of this Agreement.

     SECTION 9.05. Note as Evidence of Indebtedness. It is the intent of each of the parities hereto that, for all federal, state, local and foreign taxes, the Note will be evidence of indebtedness of the Issuer. Each of the parties hereto and the other Owners agrees to treat the

Note for purposes of all federal, state, local and foreign taxes as indebtedness of the Issuer secured by the Collateral.

     SECTION 9.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.07. No Proceedings.

     (a) The Issuer, the Servicer and the Depositor, each Owner and the Note Agent each hereby agrees that it will not, prior to the date that is one year and one day after the latest maturing commercial paper note, medium term note or other debt instrument issued by any Conduit Purchaser has been issued, acquiesce, petition or otherwise invoke or cause such Conduit Purchaser to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against such Conduit Purchaser under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Conduit Purchaser or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Conduit Purchaser. The Issuer, the Servicer, the Depositor, each Owner and the Note Agent each hereby further agrees that prior to the date that is one year and one day after the latest maturing commercial paper note, medium, term note or other debt instrument issued by any Conduit Purchaser has been issued, amounts payable by such Conduit Purchaser under or in connection with this Agreement as reimbursement for out-of-pocket expenses or indemnification shall be payable only to the extent that payment thereof will not render such Conduit Purchaser insolvent and is made from funds of such Conduit Purchaser that are freely distributable by such Conduit Purchaser at such Conduit Purchaser's discretion.

     (b) Each Owner and the Note Agent hereby agrees that it will not, prior to the date that is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer or the Depositor. Each Owner and the Note Agent each further agrees that prior to the date that is one year and one day after the termination of the Trust Agreement with respect to the Depositor, amounts payable by the Depositor under or in connection with this Agreement as reimbursement for out-of-pocket expenses or indemnification shall be payable only to the extent that payment thereof will not render the Depositor insolvent and is made from funds of the Depositor that are freely distributable by the Depositor at the Depositor's discretion.

     (c) The provisions of this Section 9.07 shall survive the termination of this Agreement.

     SECTION 9.08. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 9.09. No Recourse.

     (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Purchaser (whether in its capacity as a Purchaser or as an Owner under this Agreement) as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, employee or director of such Purchaser, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise (except to the extent that recourse against any such Person arises from the gross negligence or willful misconduct of such Person); it being expressly agreed and understood that the agreements of each Purchaser contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Purchaser, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, officer, employee or director of any Purchaser, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of any Purchaser contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, stockholder, affiliate, officer, employee or director of any Purchaser, or any of them, for breaches by any Purchaser of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, or by statute or constitution, or otherwise, is hereby expressly waived except to the extent that such personal liability of any such Person arises from the gross negligence or willful misconduct of such Person.

     (b) Notwithstanding anything contained in this Agreement, no Conduit Purchaser shall have any obligation to pay any amount required to be paid by it hereunder to any of the Liquidity Provider, the Note Agent or any Owner, in excess of any amount available to such Conduit Purchaser after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of each Conduit Purchaser hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper Notes; and each of the Liquidity Provider, the Note Agent and each Owner agrees that they shall not have a claim under Section 101(5) of the United States Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to such Conduit Purchaser to pay such amounts after paying or making provision for the payment of its Commercial Paper Notes.

     (c) The provisions of this Section 9.09 shall survive the termination of this Agreement.

     SECTION 9.10. Confidentiality. Notwithstanding anything contained herein to the contrary, unless the Depositor has otherwise given its prior written consent, each Affected Person and the Note Agent hereby agrees to protect and maintain the confidentiality of the information relating to the business and operations of the Issuer, the Depositor and the Servicer and to the Loans as the Issuer, the Depositor or the Servicer may from time to time disclose to each Affected Person and the Note Agent; provided, however, that none of the Affected Persons or the Note Agent shall be obligated to take or observe any such measure
(i) with respect to disclosures to JPMorgan, any Affected Person under an Asset Purchase Agreement, any Person providing credit support to a Purchaser or any rating agency and (ii) if to do so would, in the reasonable judgment of such Affected Person or the Note Agent, as the case may be, (a) be inconsistent with any Requirement of Law or compliance by such Affected Person or the Note .Agent with any binding request of any regulatory body having jurisdiction over such Affected Person or the Note Agent, as the case may be, or (b) materially and adversely affect the ability of such Affected Person or the Note Agent to perform its obligations hereunder or in connection herewith or to enforce its rights hereunder or in connection herewith.

     Notwithstanding anything herein to the contrary, each party hereto (and each employee, representative, or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transaction contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing has been so authorized since the commencement of discussions regarding the transaction contemplated hereby.

     SECTION 9.11. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Note Purchase Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2003-4, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Note Purchase Agreement or any other related documents.

     SECTION 9.12. Consent to Concurrent Amendment of Sale and Servicing Agreement. Each of the Conduit Purchasers, Committed Purchasers and Note Agent hereby consent to the amendment of the Sale and Servicing Agreement accomplished by that certain Amended and Restated Sale and Servicing Agreement of even date herewith.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        OPTION ONE LOAN WAREHOUSE CORPORATION,
                                        as Depositor


                                        By: /s/ CR Fulton
                                            ------------------------------------
                                        Name: Charles R. Fulton
                                        Title: Assistant Secretary


                                        OPTION ONE MORTGAGE CORPORATION,
                                        as Servicer


                                        By: /s/ CR Fulton
                                            ------------------------------------
                                        Name: Charles R. Fulton
                                        Title: Vice President


                                        OPTION ONE OWNER TRUST 2003-4, as Issuer

                                        By: Wilmington Trust Company, not in its
                                            individual capacity, but solely as
                                            Owner Trustee


                                        By: /s/ Mary Kay Pupillo
                                            ------------------------------------
                                        Name: Mary Kay Pupillo
                                        Title: Assistant Vice President

                                        FALCON ASSET SECURITIZATION CORPORATION, as a Conduit Purchaser

                                        By: JPMorgan Chase Bank, N.A., its
                                            attorney-in-fact


                                        By: /s/ Jill T. Lane
                                            ------------------------------------
                                            Jill T. Lane, Vice President


                                        JUPITER SECURITIZATION CORPORATION, as a
                                        Conduit Purchaser

                                        By: JPMorgan Chase Bank, N.A., its
                                            attorney-in-fact


                                        By: /s/ Jill T. Lane
                                            ------------------------------------
                                            Jill T. Lane, Vice President


                                        PREFERRED RECEIVABLES FUNDING
                                        CORPORATION as a Conduit Purchaser


                                        By: JPMorgan Chase Bank, N.A., its
                                            attorney-in-fact


                                        By: /s/ Jill T. Lane
                                            ------------------------------------
                                            Jill T. Lane, Vice President
                                            JPMORGAN CHASE BANK, N.A. (successor
                                            by merger to Bank One, NA (Main
                                            Office Chicago)), as a Committed
                                            Purchaser and as Note Agent


                                        By: /s/ Jill T. Lane
                                            ------------------------------------
                                            Jill T. Lane, Vice President

                                                                      SCHEDULE I


                                   COMMITMENTS

   COMMITTED PURCHASER        COMMITMENT
   -------------------        ----------
JPMORGAN CHASE BANK, N.A.   $1,500,000,000


                                   Schedule I
                                        1

                                                                     SCHEDULE II

                                NOTICE ADDRESSES

If to Falcon Asset Securitization           c/o JPMorgan Chase Bank, N.A., as
Corporation:                                Note Agent
                                            Asset Backed Finance
                                            Suite IL1-0079, 1-19
                                            1 Bank One Plaza
                                            Chicago, Illinois 60670-0079
                                            Facsimile No.: (312) 732-1844
                                            Telephone No.: (312) 732-2960

With a copy to the Note Agent;

If to Jupiter Securitization Corporation:   c/o JPMorgan Chase Bank, N.A., as
                                            Note Agent
                                            Asset Backed Finance
                                            Suite IL1-0079, 1-19
                                            1 Bank One Plaza
                                            Chicago, Illinois 60670-0079
                                            Facsimile No.: (312) 732-1844
                                            Telephone No.: (312) 732-2960

With a copy to the Note Agent;

If to Preferred Receivables Funding         c/o JPMorgan Chase Bank, N.A., as
Corporation:                                Note Agent
                                            Asset Backed Finance
                                            Suite IL1-0079, 1-19
                                            1 Bank One Plaza
                                            Chicago, Illinois 60670-0079
                                            Facsimile No.: (312) 732-1844
                                            Telephone No.: (312) 732-2960

With a copy to the Note Agent;

If to the Note Agent:                       Asset Backed Finance
                                            Suite IL1-0596, 1-21
                                            1 Bank One Plaza
                                            Chicago, Illinois 60670-0596
                                            Facsimile No.: (312) 732-4487
                                            Telephone No.: (312) 732-2960


                                   Schedule II
                                        1

If to the Issuer:                           Option One Owner Trust 2003-4
                                            c/o Wilmington Trust Company
                                            One Rodney Square North
                                            1100 North Market Street
                                            Wilmington, Delaware 19890
                                            Attention: Corporate Trust
                                            Administration
                                            Facsimile No.: (302) 636-4144
                                            Telephone No.: (302) 636-1000

If to the Depositor:                        Option One Loan Warehouse
                                            Corporation
                                            3 Ada Drive
                                            Irvine, California 92618
                                            Attention: William O'Neill
                                            Facsimile No.: (949) 790-7540
                                            Telephone No.: (949) 790-7504

If to the Servicer:                         Option One Mortgage Corporation
                                            3 Ada Drive
                                            Irvine, California 92618
                                            Attention: William O'Neill
                                            Facsimile No.: (949) 790-7540
                                            Telephone No.: (949) 790-7504


                                   Schedule II
                                        2